SUBLEASE TERMINATION AGREEMENT


     THIS SUBLEASE TERMINATION AGREEMENT (this "Agreement") is dated as of the 29th day of June, 1999, but is intended to be effective as of the close of business on the 30th day of June, 1999 (the "Termination Date"), by and between SURGICAL LASER TECHNOLOGIES, INC., a Delaware corporation ("Sublandlord") and SUBURBAN CABLE TV CO. INC., a Pennsylvania corporation ("Subtenant").

                                  BACKGROUND:

     A. Pursuant to that certain Lease Agreement dated September 12, 1991 between SLT Properties, Inc. ("Landlord"), as lessor, and Sublandlord, as lessee, Sublandlord leased from Landlord certain premises known as 200 Cresson Boulevard, Oaks, Upper Providence Township, Montgomery County, Pennsylvania (the "Premises").

     B. Sublandlord and Subtenant are parties to a certain Sublease dated March 21, 1996 (as amended, the "Sublease), wherein Sublandlord subleased to Subtenant the Premises.

     C. Landlord joined with Sublandlord in the Sublease to grant to Subtenant an option to purchase the Premises upon the terms and conditions set forth in the Sublease.

     D. To effectuate the exercise of the aforementioned option to purchase, Landlord and Lenfest Oaks, Inc. ("Buyer") entered into that certain Agreement of Sale dated November 25, 1998 (the "Sale Agreement") pursuant to which Landlord has agreed to sell and convey the Premises to Buyer, and Buyer has agreed to purchase and accept the Premises from landlord, subject to the terms and conditions set forth in the Sale Agreement

     E. Both Tenant and Subtenant assented to the Sale Agreement

     F. Sublandlord and Subtenant have now agreed to terminate the Sublease to facilitate the sale of the Premises from Landlord to Buyer, subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Termination of Sublease. Sublandlord and Subtenant hereby tenninate the Sublease as of the Termination Date with the same force and effect as if the Termination Date was the Expiration Date.

     2. Sublease Expenses. On the Termination Date, Sublandlord shall pay to Subtenant the sum of $8,750.00 in full settlement of its obligations under that certain letter agreement dated December 3, 1997 between Sublandlord and Subtenant, which such letter agreement amended the Sublease.

     3. Release bv Sublandlord. In consideration of Subtenant agreeing to terminate the Sublease as of the Termination Date, and except as otherwise set forth in this Agreement, Sublandlord hereby remises, releases, acquits, satisfies and forever discharges Subtenant, its affiliates, successors, assigns, officers, directors and employees, of and from all claims, causes of action, liabilities, covenants, contracts, agreements, promises and obligations of Sublandlord whatsoever in law or in equity arising under or in connection with the Sublease except to the extent that any of the foregoing arise from or are related to any indemnification or other obligation under the


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Sublease which by its nature or by the express terms of the Sublease survives the termination of the Sublease.

     4. Release by Subtenant. In consideration of Sublandlord agreeing to terminate the Sublease as of the Termination Date and paying to Subtenant the sum of $8,750.00 as more particularly described in Section 2 above, Subtenant hereby remises, releases, acquits, satisfies and forever discharges Sublandlord, its affiliates, successors, assigns, officers, directors and employees, of and from all claims, causes of action, liabilities, covenants, contracts, agreements, promises and obligations of Subtenant whatsoever in law or in equity arising under or in connection with the Sublease, except to the extent that any of the foregoing arise from or are related to any indemnification or other obligation under the Sublease which by its nature or by the express terms of the Sublease survives the termination of the Sublease.

     5. Binding Effect. The obligations and rights set forth in this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     6. Amendment and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and shall not be amended, modified or supplemented unless by an agreement in writing signed by the party against whom enforcement is sought.

     7. Headings. The headings of this Agreement are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties.

     8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                              SUBLANDLORD:

                              SURGICAL LASER TECHNOLOGIES, INC.

                              By: /s/ Davis Woodward
                                  ---------------------------------------
                              Name: Davis Woodward
                                    -------------------------------------
                              Title: Vice President
                                     ------------------------------------


                              SUBTENANT:

                              SUBURBAN CABLE TV CO. INC.


                              By: /s/ Maryann V. Bryla
                                  ---------------------------------------
                              Name: Maryann V. Bryla
                                    -------------------------------------
                              Title: Treasurer
                                     ------------------------------------